Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

First Resources Corp.

We hereby consent to the inclusion in this Registration Statement on Form S-1/A, Amendment No. 5, of our report dated April 13, 2011 of First Resources Corp. relating to the financial statements as of December 31, 2010 and 2009, and to the reference to our firm under the caption “Experts” in the Registration Statement.

/s/ M&K CPAS, PLLC

Houston, Texas

August 18, 2011